Investor Contact: Alex Ovshey
Graphic Packaging Holding Company
404-710-8431
alex.ovshey@graphicpkg.com

Graphic Packaging Holding Company Reports Fourth Quarter and Full Year 2018 Results

Highlights

•	Full-year Net Sales were $6,023.0 million versus $4,403.7 million in the prior year.

•	Full-year Earnings per Diluted Share were $0.71 versus $0.96 in the prior year.

•	Full-year Adjusted Earnings per Diluted Share were $0.81 versus $0.63 in the prior year.

•	Full-year Net Income was $221.1 million versus $300.2 million in the prior year.

•	Full-year Adjusted EBITDA was $971.0 million versus $712.2 million in the prior year.

•	Integration of the SBS mill and foodservice assets exceeding expectations; captured $35 million of synergies in 2018.

•	Completed two additional strategic acquisitions in 2018 for total consideration of $129 million.

•	Returned $230 million to shareholders in 2018 through dividends and share repurchases, including $119 million of share repurchases in the fourth quarter 2018.

•	The Board of Directors approved a new $500 million share repurchase program.

ATLANTA, GA, January 29, 2019. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage, foodservice, and consumer products companies, today reported Net Income for fourth quarter 2018 of $47.5 million, or $0.15 per share, based upon 306.8 million weighted average diluted shares. This compares to fourth quarter 2017 Net Income of $173.9 million, or $0.56 per share, based on 311.2 million weighted average diluted shares.

Fourth quarter 2018 Net Income was negatively impacted by a net $21.9 million of special charges and credits, primarily charges associated with the outage at our Augusta, GA, SBS paperboard mill, that are detailed in the attached Reconciliation of Non-GAAP Financial Measures table. When adjusting for these items, Adjusted Net Income for the fourth quarter of 2018 was $69.4 million, or $0.23 per diluted share. This compares to Adjusted Net Income for the fourth quarter of 2017 of $52.8 million, or $0.17 per diluted share.
For the full year 2018, Net Income was $221.1 million, or $0.71 per share, based upon 310.1 million weighted average diluted shares. This compares to 2017 Net Income of $300.2 million, or $0.96 per share, based on 311.9 million weighted average diluted shares.
Full year 2018 Net Income was negatively impacted by a net $30.2 million of special charges and credits that are detailed in the attached Reconciliation of Non-GAAP Financial Measures table. When adjusting for these items, Adjusted Net Income for full year 2018 was $251.3 million, or $0.81 per diluted share. This compares to Adjusted Net Income for the full year of 2017 of $196.7 million, or $0.63 per diluted share.
“We are very encouraged by the progress we made in 2018, creating a market leading, highly integrated packaging company well positioned for ongoing profitable growth in all three paperboard substrates. Our momentum heading into 2019 is accelerating. Specifically, the successful integration of the SBS mill and foodservice assets and resulting strong synergies realization, profitability improvement for the CRB and CUK mill and global converting assets in the face of significant commodity input cost inflation, and successful execution of three strategic capital expenditure projects” said President and CEO Michael Doss. “In addition, we also completed the strategic PFP and Letica Foodservice acquisitions while returning $230 million of capital to shareholders in 2018 via dividends and share repurchases, including $119 million in share repurchases completed in the fourth quarter.”
“Fourth quarter Adjusted EBITDA of $248 million was up $56 million year over year. The SBS mill and foodservice assets, including the recent Letica acquisition, generated $56 million of Adjusted EBITDA. We are driving improved profitability across these new assets by successfully executing on our synergy and integration plans. The pricing to commodity input cost relationship for the CRB and CUK mill and global converting assets was $8 million positive during the quarter and $14 million positive in the second half of 2018. We successfully executed the planned and extensive 41 day outage at our Augusta, GA, SBS paperboard mill, and have started up a new folding carton facility in Monroe, LA. The Monroe facility will be one of the most productive and flexible folding carton facilities in the world. The new facility will replace our existing converting and warehouse infrastructure in the region and is expected to drive $30 million in annual cost efficiencies by 2021.”
“Pricing improved during the quarter reflecting the benefits of recent pricing initiatives. Importantly, we successfully implemented a third open market price increase this year for our CRB paperboard during the quarter. We expect the successful price increases we executed across our CRB, CUK, and SBS paperboard grades over the course of 2018 will support strong pricing momentum in 2019. While we continue to expect significant commodity input cost inflation, we are well positioned to generate improved profitability in 2019 driven by our pricing, new product development, and productivity initiatives.”
Share Repurchase Program
The Board of Directors has approved a new $500 million share repurchase program. The $500 million authorization allows for the repurchase of shares from time to time through open market purchases, privately negotiated transactions and Rule 10b5-1 plans in accordance with applicable securities laws. “We will continue to repurchase our shares opportunistically when the shares are trading below our estimate of intrinsic value and the returns of share repurchases compare favorably to other capital allocation alternatives” said President and CEO Michael Doss.

Operating Results
Net Sales
Net Sales increased 36% to $1,507.7 million in the fourth quarter of 2018, compared to $1,109.9 million in the prior year period. The $397.8 million increase was driven by $362.8 million of revenue from the SBS mill and foodservice assets including the Letica acquisition, $21.5 million of improved volume/mix related primarily to acquisitions, and $21.8 million of higher pricing. These benefits were partially offset by $8.3 million of unfavorable foreign exchange.
Net Sales increased 37% to $6,023.0 million for the full year 2018, compared to $4,403.7 million in the prior year period. The $1,619.3 million increase was driven by $1,435.1 million of revenue from the SBS mill and foodservice assets including the Letica acquisition, $112.2 million of improved volume/mix related primarily to acquisitions, $52.9 million of higher pricing, and $19.1 million of favorable foreign exchange.
Attached is supplemental data showing Net Tons Sold for each quarter of 2018 and 2017.

EBITDA
EBITDA for the fourth quarter of 2018 was $210.6 million, or $31.5 million higher than the fourth quarter of 2017. After adjusting both periods for business combinations and other special charges and credits, Adjusted EBITDA increased 29% to $248.1 million in the fourth quarter of 2018 from $192.4 million in the fourth quarter of 2017. When comparing against the prior year quarter, Adjusted EBITDA in the fourth quarter of 2018 was positively impacted by $56.4 million of Adjusted EBITDA from the SBS mill and foodservice assets including the Letica acquisition and $21.8 million of higher pricing. These benefits were partially offset by $14.0 million of commodity input cost inflation and $6.5 million of other inflation (primarily labor and benefits).
EBITDA for the full year 2018 was $908.1 million, or $228.1 million higher than the full year 2017. After adjusting both periods for business combinations and other special charges and credits, Adjusted EBITDA increased 36% to $971.0 million in the full year 2018 from $712.2 million in the full year 2017. When comparing against the prior year, Adjusted EBITDA in 2018 was positively impacted by $232.6 million of Adjusted EBITDA from the SBS mill and foodservice assets including the Letica acquisition, $52.9 million of higher pricing, and $42.4 million of improved net operating performance. These benefits were partially offset by $51.9 million of commodity input cost inflation and $21.7 million of other inflation (primarily labor and benefits).
Other Results
Net Cash Used in Operating Activities was $373.8 million for the full year 2018, compared to $192.5 million during the full year 2017. Adjusting for the new GAAP guidelines related to the classification of certain cash receipts and payments associated with our receivables securitization and sale programs and the cash payments associated with special charges, Adjusted Net Cash Provided by Operating Activities was $814.5 million for the full year 2018, compared to $541.4 million for the full year 2017. Adjusted Cash Flow was $468.7 million for the full year 2018, compared to $289.2 million for the full year 2017.
Total Debt (Long-Term, Short-Term and Current Portion) increased $23.8 million during the fourth quarter of 2018 to $2,967.7 million compared to the third quarter 2018. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) decreased $7.0 million during the fourth quarter of 2018 to $2,897.2 million compared to the third quarter of 2018. The Company's year-end 2018 Net Leverage Ratio was 2.98 times Adjusted EBITDA, compared to 3.12 times at the end of 2017.

At December 31, 2018, the Company had available global liquidity of $1,279.6 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $33.6 million in the fourth quarter of 2018, up compared to the $23.3 million reported in the fourth quarter of 2017, primarily reflecting the $660 million of debt assumed from the combination with the SBS mill and foodservice assets and higher average borrowing rates. Full year 2018 Net Interest Expense was $123.7 million compared to the $89.7 million reported in 2017, primarily reflecting the $660 million of debt assumed from the combination with the SBS mill and foodservice assets and higher average borrowing rates.
Capital expenditures for the fourth quarter of 2018 were $125.2 million compared to $62.3 million in the fourth quarter of 2017. For full year 2018, capital expenditures were $395.2 million compared to $260.1 million in 2017.
Fourth quarter 2018 Income Tax Expense was $13.3 million, compared to a fourth quarter 2017 Income Tax Benefit of $112.6 million, which included a $136.0 million tax benefit related to 2017 tax legislation. Full year 2018 Income Tax Expense was $54.7 million compared to a full year 2017 Income Tax Benefit of $45.5 million, which included the $136.0 million tax benefit recorded in the fourth quarter of 2017.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Total Net Debt and pro forma Net Leverage Ratio is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 am eastern time today (January 29, 2019) to discuss the results of fourth quarter and full year 2018. To access the conference call, please go to the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com and click the audio webcast link. For those calling from within North America, dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID #1183357). Supporting materials for our conference call have also been posted to the website. Replays of the call will be available for one week following the completion of the call and can be accessed by dialing 855-859-2056.

Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, our expectations for the productivity and efficiency of the Monroe, Louisiana facility and continuing input cost inflation are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives and cost reduction plans, the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in solid bleached sulfate paperboard, coated unbleached kraft paperboard and coated recycled paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2018	2017	2018	2017
Net Sales	$1,507.7	$1,109.9	$6,023.0	$4,403.7
Cost of Sales	1,276.6	936.4	5,077.0	3,696.1
Selling, General and Administrative	113.1	78.0	465.7	345.6
Other Expense, Net	3.1	1.6	7.2	3.0
Business Combinations, Gain on Sale of Assets, and Shutdown and Other Special Charges, Net	7.4	12.8	14.9	31.1
Income from Operations	107.5	81.1	458.2	327.9
Nonoperating Pension and Postretirement Benefit Income	2.5	3.1	14.9	14.8
Interest Expense, Net	(33.6)	(23.3)	(123.7)	(89.7)
Loss on Modification or Extinguishment of Debt	—	—	(1.9)	—
Income before Income Taxes and Equity Income of Unconsolidated Entity	76.4	60.9	347.5	253.0
Income Tax (Expense) Benefit	(13.3)	112.6	(54.7)	45.5
Income before Equity Income of Unconsolidated Entity	63.1	173.5	292.8	298.5
Equity Income of Unconsolidated Entity	0.2	0.4	1.2	1.7
Net Income	$63.3	$173.9	$294.0	$300.2
Net Income Attributable to Noncontrolling Interest	(15.8)	—	(72.9)	—
Net Income Attributable to Graphic Packaging Holding Company	$47.5	$173.9	$221.1	$300.2

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.16	$0.56	$0.71	$0.97
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.15	$0.56	$0.71	$0.96

Weighted Average Number of Shares Outstanding - Basic	306.2	310.5	309.5	311.1
Weighted Average Number of Shares Outstanding - Diluted	306.8	311.2	310.1	311.9

GRAPHIC PACKAGING HOLDING COMPANY
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	December 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$70.5	$67.4
Receivables, Net	510.3	321.1
Inventories, Net	1,014.4	634.0
Other Current Assets	106.0	147.4
Total Current Assets	1,701.2	1,169.9
Property, Plant and Equipment, Net	3,239.7	1,867.2
Goodwill	1,425.6	1,323.0
Intangible Assets, Net	523.8	436.5
Other Assets	71.3	66.4
Total Assets	$6,961.6	$4,863.0

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$52.0	$61.3
Accounts Payable	711.6	516.5
Other Accrued Liabilities	342.3	273.6
Total Current Liabilities	1,105.9	851.4
Long-Term Debt	2,905.1	2,213.2
Deferred Income Tax Liabilities	469.1	321.8
Other Noncurrent Liabilities	194.1	184.7

Redeemable Noncontrolling Interest	275.8	—

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 299,891,585 and 309,715,624 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	3.0	3.1
Capital in Excess of Par Value	1,937.5	1,683.6
Retained Earnings (Accumulated Deficit)	10.0	(56.0)
Accumulated Other Comprehensive Loss	(377.9)	(338.8)
Total Graphic Packaging Holding Company Shareholders’ Equity	1,572.6	1,291.9
Noncontrolling Interest	439.0	—
Total Equity	2,011.6	1,291.9
Total Liabilities and Shareholders' Equity	$6,961.6	$4,863.0

GRAPHIC PACKAGING HOLDING COMPANY
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	December 31,
In millions	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$294.0	$300.2
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities:
Depreciation and Amortization	430.6	330.3
Amortization of Deferred Debt Issuance Costs	4.4	5.1
Deferred Income Taxes	26.0	(54.0)
Amount of Postretirement Expense Less Than Funding	(4.7)	(127.1)
Gain on the Sale of Assets, net	(38.6)	(3.7)
Other, Net	35.3	2.0
Changes in Operating Assets and Liabilities, Net of Acquisitions	(1,120.8)	(645.3)
Net Cash Used in Operating Activities	(373.8)	(192.5)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(378.8)	(240.9)
Packaging Machinery Spending	(16.4)	(19.2)
Acquisition of Businesses, Net of Cash Acquired	(89.4)	(189.4)
Proceeds Received from Sale of Assets, Net of Selling Costs	49.4	7.9
Beneficial Interest on Sold Receivables	1,476.7	806.1
Beneficial Interest Obtained in Exchange for Proceeds	(345.5)	(97.4)
Other, Net	(6.9)	1.0
Net Cash Provided by Investing Activities	689.1	268.1

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(119.1)	(62.1)
Payments on Debt	(152.4)	(25.0)
Borrowings under Revolving Credit Facilities	1,876.9	1,202.9
Payments on Revolving Credit Facilities	(1,787.5)	(1,090.8)
Debt Issuance Costs	(7.9)	—
Repurchase of Common Stock related to Share-Based Payments	(4.3)	(10.2)
Dividends and Distributions Paid to GPIL Partner	(111.0)	(93.4)
Other, Net	(5.4)	8.8
Net Cash Used In Financing Activities	(310.7)	(69.8)
Effect of Exchange Rate Changes on Cash	(1.5)	2.5
Net Increase in Cash and Cash Equivalents	3.1	8.3
Cash and Cash Equivalents at Beginning of Year	67.4	59.1
CASH AND CASH EQUIVALENTS AT END OF YEAR	$70.5	$67.4

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, extended mill outage, sale of assets and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2018	2017	2018	2017
Net Income Attributable to Graphic Packaging Holding Company	$47.5	$173.9	$221.1	$300.2
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	15.8	—	72.9	—
Income Tax Expense	13.3	(112.6)	54.7	(45.5)
Equity Income of Unconsolidated Entity	(0.2)	(0.4)	(1.2)	(1.7)
Interest Expense, Net	33.6	23.3	123.7	89.7
Depreciation and Amortization	100.6	94.9	436.9	337.3
EBITDA	210.6	179.1	908.1	680.0
Gain on Sale of Assets	—	(3.7)	(38.6)	(3.7)
Charges Associated with Business Combinations and Shutdown and Other Special Charges (a)	7.9	17.0	70.0	35.9
Extended Augusta Mill Outage	29.6	—	29.6	—
Loss on Modification or Extinguishment of Debt	—	—	1.9	—
Adjusted EBITDA	$248.1	$192.4	$971.0	$712.2

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	16.5%	17.3%	16.1%	16.2%

Net Income Attributable to Graphic Packaging Holding Company	$47.5	$173.9	$221.1	$300.2
Gain on Sale of Assets	—	(3.7)	(38.6)	(3.7)
Charges Associated with Business Combinations and Shutdown and Other Special Charges (a)	7.9	17.0	70.0	35.9
Accelerated Depreciation Related to Shutdown	—	9.2	—	16.3
Extended Augusta Mill Outage	29.6	—	29.6	—
Loss on Modification or Extinguishment of Debt	—	—	1.9	—
Tax Impact of Gain on Sale of Assets, Extended Augusta Mill Outage, Business Combinations, Shutdown and Other Special Charges, Accelerated Depreciation and Loss on Modification or Extinguishment of Debt	(7.9)	(7.6)	(13.5)	(16.0)
Tax Reform	—	(136.0)	(10.9)	(136.0)
Noncontrolling Interest, Net of Tax	(7.7)	—	(8.3)	—
Adjusted Net Income Attributable to Graphic Packaging Holding Company	$69.4	$52.8	$251.3	$196.7

Adjusted Earnings Per Share - Basic	$0.23	$0.17	$0.81	$0.63
Adjusted Earnings Per Share - Diluted	$0.23	$0.17	$0.81	$0.63

(a)
For the three months ended December 31, 2018 and December 31, 2017, $0.5 million is recorded in costs of sales for inventory valuation adjustments related to business combinations. For the twelve months ended December 31, 2018 and December 31, 2017, $16.5 million and $1.1 million, respectively, is recorded in costs of sales for inventory valuation adjustments related to business combinations.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	December 31,	December 31,	December 31,
In millions	2018	2017	2016
Net Income	$221.1	$300.2	$228.0
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	72.9	—	—
Income Tax (Benefit) Expense	54.7	(45.5)	93.2
Equity Income of Unconsolidated Entities	(1.2)	(1.7)	(1.8)
Interest Expense, Net	123.7	89.7	76.6
Depreciation and Amortization	436.9	337.3	327.4
EBITDA	908.1	680.0	723.4
Charges Associated with Business Combinations and Shutdown and Other Special Charges	70.0	35.9	40.4
Extended Augusta Mill Outage	29.6	—	—
Gain on Sale of Assets, Net	(38.6)	(3.7)	—
Loss on Modification or Extinguishment of Debt	1.9	—	—
Adjusted EBITDA	971.0	712.2	763.8

	December 31,	December 31,	December 31,
Calculation of Net Debt:	2018	2017	2016
Short-Term Debt and Current Portion of Long-Term Debt	$52.0	$61.3	$63.4
Long-Term Debt(a)	2,915.7	2,225.7	2,104.4
Less:
Cash and Cash Equivalents	(70.5)	(67.4)	(59.1)
Total Net Debt	$2,897.2	$2,219.6	$2,108.7

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	2.98	3.12	2.76

(a) Excludes unamortized deferred debt issue costs.

	Twelve Months Ended
	December 31,
In millions	2018	2017
Net Cash Used in Operating Activities	$(373.8)	$(192.5)
Net Cash Receipts from Receivables Sold included in Investing Activities	1,131.2	708.7
Cash Payments Associated with Business Combinations and Shutdown and Other Special Charges	57.1	25.2
Adjusted Net Cash Provided by Operating Activities	$814.5	$541.4
Capital Spending	(395.2)	(260.1)
Proceeds from Sale of Assets	49.4	7.9
Adjusted Cash Flow	$468.7	$289.2

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2018

Net Tons Sold (000's)	963.7	961.1	968.1	923.2
2017

Net Tons Sold (000's)	726.8	733.9	743.1	720.0